Exhibit 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

New York, New York
, 2010